EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE

November 22, 2013

William J. Wagner
President and Chief Executive Officer

Northwest Bancshares, Inc. Announces Termination of
informal agreement with its primary Federal regulator

Warren, Pennsylvania.  Northwest Bancshares, Inc.  (“Company”) (Nasdaq GS: “NWBI”) the holding company for Northwest Savings Bank (“Bank”), announced today that the Bank’s primary Federal regulator has terminated its existing informal agreement with the Bank related to strengthening various components of the Bank’s regulatory compliance management system.

About Northwest Bancshares, Inc. and Northwest Savings Bank

Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc., through its subsidiary Northwest Savings Bank, currently operates 166 community banking locations in Pennsylvania, New York, Ohio, and Maryland.  Northwest Savings Bank is a full-service financial institution offering a complete line of retail and business banking products as well as investment management, trust, and insurance services.  The Company also operates 50 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Additional information regarding Northwest Bancshares, Inc. and Northwest Savings Bank can be accessed on-line at www.northwestsavingsbank.com.